Filed pursuant to Rule 424(b)(5)
Registration No. 333-252513

AMENDMENT NO. 1 DATED JULY 27, 2023

to Prospectus Supplement dated July 25, 2023
(To Prospectus dated January 28, 2021)

1,818,182 shares of Common Stock

This Amendment No. 1 to Prospectus Supplement (“Amendment”) amends our final prospectus supplement dated July 25, 2023 (“Prospectus Supplement”), and the accompanying prospectus dated January 28, 2021 (the “Prospectus”). This Amendment to the Prospectus Supplement should be read in conjunction with the Prospectus Supplement and the Prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the Prospectus Supplement. Except as specifically amended by this Amendment, all portions of the Prospectus Supplement and the Prospectus remain in full force and effect.

We are filing this Amendment solely for the purpose of adding Exhibit 107.

This Amendment is not complete without, and may only be delivered or utilized in connection with, the Prospectus Supplement and the Prospectus, and any future amendments or supplements thereto.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page S-11 of the Prospectus Supplement, page 3 of the Prospectus and in the documents incorporated herein by reference, before purchasing any shares of our common stock offered by the Prospectus Supplement and Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this Amendment No. 1 to Prospectus Supplement is July 27, 2023